W.G. TIMMINS, P. Eng.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in the Registration Statement on Form SB-2 to be filed by Golden Claw Ventures Inc. with the United States Securities and Exchange Commission:

1.	Report entitled “Geological Evaluation Report on the Golden Claw Claims” dated December 20, 2005; and

2.	Report on Phase I Exploration Program on the Golden Claw Claims dated December 20, 2006.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement on Form SB-2.

Dated the 3rd day of July, 2007.

/s/ W.G. Timmins
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W.G. Timmins, P. Eng.